SmileDirectClub Reports Fourth Quarter and Full Year 2021 Financial Results

NASHVILLE, Tenn., February 28, 2022 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•Total revenue of $126 million, a decrease of 31.6% over the prior year period.
•Net loss of $(95) million, a decrease of $62 million over the prior year period.
•Adjusted EBITDA of $(62) million, a decrease of $69 million over the prior year period.
•Diluted EPS of $(0.25), a decrease of $0.16 over the prior year period.

2021 Financial Highlights

•    FY 2021 total revenue of $638 million, a decrease of 2.9% over the prior year.
•    Net loss of $(336) million, a decrease of $57 million over the prior year.
•     Adjusted EBITDA of $(133) million, a decrease of $56 million over the prior year.
•     Diluted EPS of $(0.87), a decrease of $0.15 over the prior year.

Key Operating Metrics

•Fourth quarter unique aligner shipments of 66,133.
•Fourth quarter average aligner gross sales price (“ASP”) of $1,899 for the fourth quarter of 2021, compared to $1,820 for the fourth quarter of 2020.

“Our fourth quarter results are in-line with the guidance that we provided on our third quarter earnings call. The macroeconomic headwinds impacting the spending of our core demographic and our business have continued from early in the summer and through the fourth quarter,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “We took actions in January to reduce costs to optimize our operating structure and focus investments on our core growth initiatives with the clearest path to profitability. Our business strategy remains consistent to make oral care accessible, affordable and available to everyone, with our tactics focused on driving our business forward despite the challenges impacting our current customer base. We constantly monitor our customer’s challenges and preferences while continuing to focus efforts to move upstream with higher income demographics through our challenger campaign, investing in our professional channel — the Partner Network, and inspiring consumers through our branding efforts, including the creation of our Confidence Council. We remain optimistic on our business outlook for 2022 and beyond.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves and deserves by making it affordable and convenient for everyone. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of its customer, and a sustainable brand that is top of mind with consumers. The Company has been issued 32 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. There are many more patents pending and in the pipeline in both the US and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.5 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a Dental Partner Network with 657 global practices that are live or pending training, created oral care products available at over 12,900 retail stores worldwide, and remains the strongest teledentistry brand in terms of aided and unaided awareness.

When consumers are considering straightening their teeth, they typically do one or all of the following: One, they search online to understand their options; two, they might ask a dentist; and three, they might ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, 60% less expensive, and more convenient. For other teledentistry platforms, its research showed that significantly fewer customers would recommend those brands compared with SmileDirectClub customers. The U.S. Brand Tracker fourth quarter survey separately noted that the Company’s unaided and aided brand awareness continued its trend of separation from its teledentistry competitors and closer awareness compared with Invisalign on key topics such as “a legitimate orthodontic option for straightening teeth” and “helps transform individuals through confident smiles they love.”

In addition to these investments in influencing consumer decision making, the Company will continue to make strategic investments in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that should help remove barriers to access to care, and clear aligners gaining share in the overall industry.

Full Year 2022 Guidance

For the year ended December 31, 2022, the Company expects total revenue to be in the range of $600 million to $650 million. While macroeconomic trends persist into 2022 from a demand perspective, the Company notes that its business can be highly variable on a month-to-month or quarter-to-quarter basis.

The assumptions underlying the revenue estimate include:

•Low end of range represents continued worsening of core consumer
•High end assumes macro headwinds eases in back half of 2022

The full year 2022 costs and capital outlook include (see Company’s supplemental earnings presentation for more insights regarding these assumptions):

•Gross margin range (as a percentage of total revenues) of 72.5% to 75.0%
•Adjusted EBITDA range of ($75 million) to ($25 million)
•CapEx range of $60 million to $70 million
•One-Time costs range of $20 million to $25 million

Revenue and expense guidance does not include outsized contributions or investments in any potential accelerated expansion of the Partner Network or SmileShop footprint. Any potential topline benefits or investments from the acceleration of these initiatives will be discussed during upcoming quarterly calls.

Conference Call Information

SmileDirectClub Fourth Quarter and Year End 2021 Conference Call Details

Date:	March 1, 2022
Time:	8:00 a.m. Eastern Time (7:00 a.m. Central Time)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com

A replay of the call may be accessed the same day from 11 a.m. Eastern Time on Tuesday, March 1, 2022 until 11:59 p.m. Eastern Time on Tuesday, March 8, 2022 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13726802. A copy of the 2021 fourth quarter and year end 2021 results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. For more information, please visit SmileDirectClub.com.

Investor Relations:
Jesse Weaver
Global Head, FP&A and Investor Relations

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com

Media Relations:
Amber Pietrobono
Director, Corporate Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Cash	$224,860	$316,724
Accounts receivable, net	184,558	221,973
Inventories	40,803	29,247
Prepaid and other current assets	17,519	12,832
Total current assets	467,740	580,776
Accounts receivable, net, non-current	59,210	71,355
Property, plant and equipment, net	227,201	189,995
Operating lease right-of-use asset	24,927	31,176
Other assets	15,480	11,487
Total assets	$794,558	$884,789
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$19,922	$36,848
Accrued liabilities	122,066	100,589
Deferred revenue	20,258	26,619
Current portion of long-term debt	10,997	15,664
Other current liabilities	4,997	6,821
Total current liabilities	178,240	186,541
Long-term debt, net of current portion	729,973	392,939
Operating lease liabilities, net of current portion	20,352	27,771
Other long-term liabilities	347	43,400
Total liabilities	928,912	650,651
Equity (Deficit)
Class A common stock, par value $0.0001 and 119,280,781 shares issued and outstanding at December 31, 2021 and 115,429,319 shares issued and outstanding at December 31, 2020	12	11
Class B common stock, par value $0.0001 and 269,243,501 shares issued and outstanding at December 31, 2021 and 270,908,566 shares issued and outstanding at December 31, 2020	27	27
Additional paid-in-capital	448,867	483,393
Accumulated other comprehensive income (loss)	293	(102)
Accumulated deficit	(295,321)	(192,879)
Noncontrolling interest	(305,852)	(73,932)
Warrants	17,620	17,620
Total equity (deficit)	(134,354)	234,138
Total liabilities and equity (deficit)	$794,558	$884,789

SmileDirectClub, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue, net	$116,507	$172,577	$594,692	$607,373
Financing revenue	9,779	11,979	42,919	49,407
Total revenues	126,286	184,556	637,611	656,780
Cost of revenues	44,364	48,539	177,597	206,852
Gross profit	81,922	136,017	460,014	449,928
Marketing and selling expenses	99,209	79,355	388,450	322,919
General and administrative expenses	73,791	78,154	325,569	311,982
Lease abandonment and impairment of long-lived assets	103	(3,136)	1,481	25,457
Other store closure and related costs	2,039	844	3,798	7,034
Loss from operations	(93,220)	(19,200)	(259,284)	(217,464)
Interest expense	1,877	15,383	23,154	45,010
Loss on extinguishment of debt	—	—	47,631	13,781
Other expense (income)	576	(3,009)	4,313	(878)
Net loss before provision for income tax expense (benefit)	(95,673)	(31,574)	(334,382)	(275,377)
Provision for income tax expense (benefit)	(308)	1,377	1,268	3,122
Net loss	(95,365)	(32,951)	(335,650)	(278,499)
Net loss attributable to noncontrolling interest	(66,104)	(23,224)	(233,208)	(200,133)
Net loss attributable to SmileDirectClub, Inc.	$(29,261)	$(9,727)	$(102,442)	$(78,366)

Earnings (loss) per share of Class A common stock:
Basic	$(0.25)	$(0.09)	$(0.87)	$(0.71)
Diluted	$(0.25)	$(0.09)	$(0.87)	$(0.72)

Weighted average shares outstanding:
Basic	119,188,971	114,008,652	118,360,801	109,854,360
Diluted	388,432,472	386,128,446	387,775,890	385,200,442

SmileDirectClub, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2021	2020
Operating Activities
Net loss	$(335,650)	$(278,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	70,113	56,390
Deferred loan cost amortization	5,148	4,407
Equity-based compensation	44,628	44,903
Loss on extinguishment of debt	47,631	13,594
Paid in kind interest expense	3,324	8,450
Asset impairment and related charges	1,481	27,767
Other non-cash operating activities	372	10,071
Changes in operating assets and liabilities:
Accounts receivable	49,560	52,400
Inventories	(11,775)	(11,602)
Prepaid and other current assets	(8,733)	(378)
Accounts payable	(11,296)	(7,670)
Accrued liabilities	10,039	(4,585)
Deferred revenue	(6,361)	1,184
Net cash used in operating activities	(141,519)	(83,568)
Investing Activities
Purchases of property, equipment, and intangible assets	(106,567)	(97,141)
Net cash used in investing activities	(106,567)	(97,141)
Financing Activities
IPO proceeds, net of discount and related fees	—	(1,155)
Proceeds from warrant exercise	—	922
Repurchase of Class A shares to cover employee tax withholdings	(10,028)	(9,901)
Proceeds from stock purchase plan	1,031	—
Repayment of HPS Credit Facility	(396,497)	—
Payment of extinguishment costs	(37,701)	—
Proceeds from HPS Credit Facility and Warrants, net	—	388,000
Borrowings of long-term debt	747,500	16,807
Payments of issuance costs	(21,179)	(11,784)
Purchase of capped call transactions	(69,518)	—
Final payment of Align arbitration	(43,400)	—
Principal payments on long-term debt	(4,609)	(194,439)
Payments of finance leases	(11,055)	(10,138)
Other	1,173	663
Net cash provided by financing activities	155,717	178,975
Effect of exchange rates change on cash and cash equivalents	505	—
Decrease in cash	(91,864)	(1,734)
Cash at beginning of period	316,724	318,458
Cash at end of period	$224,860	$316,724

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Net loss	$(95,365)	$(32,951)	$(335,650)	$(278,499)
Depreciation and amortization	18,458	16,991	70,113	56,390
Total interest expense	1,877	15,383	23,154	45,010
Income tax expense (benefit)	(308)	1,377	1,268	3,122
Lease abandonment and impairment of long-lived assets	103	(3,136)	1,481	25,457
Other store closure and related costs	2,039	844	3,798	7,034
Loss on extinguishment of debt	—	—	47,631	13,781
Equity-based compensation	6,969	6,714	44,628	44,903
Other non-operating general and administrative losses	4,596	1,943	10,373	5,718
Adjusted EBITDA	$(61,631)	$7,165	$(133,204)	$(77,084)